Exhibit 4(x)
Form of Guarantee Agreement



                              GUARANTEE AGREEMENT


                         DATED AS OF __________, 2000


                                BY AND BETWEEN


                      VIRGINIA ELECTRIC AND POWER COMPANY
                                 AS GUARANTOR


                                      AND


                           THE CHASE MANHATTAN BANK,
                                  AS TRUSTEE

                            CROSS REFERENCE TABLE*

SECTION OF TRUST                                                 SECTION OF
INDENTURE ACT OF                                                 GUARANTEE
1939, AS AMENDED                                                 AGREEMENT
----------------                                                 ---------
310(a).........................................................  4.1(a)
310(b).........................................................  2.8; 4.1(c)
310(c).........................................................  Inapplicable
311(a).........................................................  2.2(b)
311(b).........................................................  2.2(b)
311(c).........................................................  Inapplicable
312(a).........................................................  2.2(a); 2.9
312(b).........................................................  2.2(b); 2.9
312(c).........................................................  2.9
313(a).........................................................  2.3
313(b).........................................................  2.3
313(c).........................................................  2.3
313(d).........................................................  2.3
314(a).........................................................  2.4
314(b).........................................................  Inapplicable
314(c).........................................................  2.5
314(d).........................................................  Inapplicable
314(e).........................................................  2.5
314(f).........................................................  Inapplicable
315(a).........................................................  3.1(d); 3.2(a)
315(b).........................................................  2.7(a)
315(c).........................................................  3.1(c)
315(d).........................................................  3.1(d)
316(a).........................................................  2.6; 5.4(a)
316(b).........................................................  5.3
316(c).........................................................  Inapplicable
317(a).........................................................  2.10
317(b).........................................................  Inapplicable
318(a).........................................................  2.1(b)

--------
* THIS CROSS-REFERENCE TABLE DOES NOT CONSTITUTE PART OF THE AGREEMENT AND SHALL NOT HAVE ANY BEARING UPON THE INTERPRETATION OF ANY OF ITS TERMS OR PROVISIONS.

                               TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1 INTERPRETATION AND DEFINITIONS....................................................................   2
      SECTION 1.1  Interpretation and Definitions...........................................................   2

ARTICLE 2 TRUST INDENTURE ACT...............................................................................   6
      SECTION 2.1  Trust Indenture Act; Application.........................................................   6
      SECTION 2.2  Lists of Holders of Securities...........................................................   6
      SECTION 2.3  Reports by Guarantee Trustee.............................................................   6
      SECTION 2.4  Periodic Reports to Guarantee Trustee....................................................   7
      SECTION 2.5  Evidence of Compliance with Conditions Precedent.........................................   7
      SECTION 2.6  Guarantee Event of Default; Waiver.......................................................   7
      SECTION 2.7  Guarantee Event of Default; Notice.......................................................   7
      SECTION 2.8  Conflicting Interests....................................................................   7
      SECTION 2.9  Disclosure of Information................................................................   8
      SECTION 2.10  Guarantee Trustee May File Proofs of Claim..............................................   8

ARTICLE 3 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE....................................................   8
      SECTION 3.1  Powers and Duties of Guarantee Trustee...................................................   8
      SECTION 3.2  Certain Rights of Guarantee Trustee......................................................  10
      SECTION 3.3  Not Responsible for Recitals or Issuance of Guarantee....................................  12

ARTICLE 4 GUARANTEE TRUSTEE.................................................................................  12
      SECTION 4.1  Guarantee Trustee; Eligibility...........................................................  12
      SECTION 4.2  Appointment, Removal and Resignation of Guarantee Trustee................................  12

ARTICLE 5 GUARANTEE.........................................................................................  13
      SECTION 5.1  Guarantee................................................................................  13
      SECTION 5.2  Waiver of Notice and Demand..............................................................  14
      SECTION 5.3  Obligations Not Affected.................................................................  14
      SECTION 5.4  Rights of Holders........................................................................  15
      SECTION 5.5  Guarantee of Payment.....................................................................  16
      SECTION 5.6  Subrogation..............................................................................  16
      SECTION 5.7  Independent Obligations..................................................................  16

ARTICLE 6 LIMITATION OF TRANSACTIONS; SUBORDINATION.........................................................  16
         SECTION 6.1  Limitation of Transactions............................................................  16
         SECTION 6.2  Ranking...............................................................................  17
         SECTION 6.3  Subordination of Common Securities....................................................  17
ARTICLE 7 TERMINATION.......................................................................................  17
         SECTION 7.1  Termination...........................................................................  17

ARTICLE 8 INDEMNIFICATION....................................................................................  18
         SECTION 8.1  Exculpation............................................................................  18
         SECTION 8.2  Compensation, Expenses and Indemnification.............................................  18

ARTICLE 9 MISCELLANEOUS......................................................................................  19
         SECTION 9.1  Successors and Assigns.................................................................  19
         SECTION 9.2  Amendments.............................................................................  19
         SECTION 9.3  Notices................................................................................  19
         SECTION 9.4  Benefit................................................................................  20
         SECTION 9.5  Governing Law..........................................................................  20

                              GUARANTEE AGREEMENT


     This GUARANTEE AGREEMENT (the "Guarantee"), dated as of _______,
____, is executed and delivered by VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation (the "Guarantor"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Securities (as defined herein) of VIRGINIA POWER CAPITAL TRUST II, a Delaware statutory business trust (the "Trust").


                                   RECITALS

     WHEREAS, pursuant to the Trust Agreement (as defined herein), the Trust is issuing on the date hereof $___,___,___ aggregate liquidation amount of trust preferred securities, having a liquidation amount of $__ per security and designated the "____% Trust Preferred Securities" [OR INSERT OTHER DESIGNATION] of the Trust (the "Trust Preferred Securities") and $_________ aggregate liquidation amount of common securities, having a liquidation amount of $__ per security and designated the "____% Common Securities" of the Trust (the "Common Securities" and, together with the Trust Preferred Securities, the "Initial Securities");

     [WHEREAS, pursuant to the Amended and Restated Trust Agreement, the Trust and Virginia Electric and Power Company, as Sponsor, have granted an Option (as defined in Section 7.13(a) of the Trust Agreement) to certain underwriters or initial purchasers, as the case may be, and such Option may be exercised on or within [30] days after the initial Closing Date (as defined in the Trust Agreement) such that an additional $_________ aggregate liquidation amount of Trust Preferred Securities (the "Option Trust Preferred Securities") and an additional $__________ aggregate liquidation amount of Common Securities (together with the Initial Securities and the Option Trust Preferred Securities, the "Securities") may be issued and sold pursuant to Sections 7.13(a) and (b) of the Trust Agreement on such initial or second Closing Date, as the case may be; PROVIDED that if the Option is not exercised by the underwriters or the initial purchasers, as the case may be, then the defined term the "Securities" shall mean only the Initial Securities;]

     WHEREAS, as incentive for the Holders to purchase the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, if a Trust Enforcement Event (as defined herein) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments (as defined herein) under this Guarantee are subordinated to the rights of

Holders of Trust Preferred Securities to receive Guarantee Payments under this Guarantee;

     NOW, THEREFORE, in consideration of the purchase by each Holder of Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                   ARTICLE 1

                        INTERPRETATION AND DEFINITIONS

     SECTION 1.1 INTERPRETATION AND DEFINITIONS. In this Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) a term defined anywhere in this Guarantee has the same meaning throughout;

     (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

     (d) all references in this Guarantee to Articles, Sections and Recitals are to Articles, Sections and Recitals of this Guarantee, unless otherwise specified;

     (e) unless otherwise defined in this Guarantee, a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee;

     (f) a reference to the singular includes the plural and vice versa and a reference to any masculine form of a term shall include the feminine form of a term, as applicable; and

     (g)  the following terms have the following meanings:

     "AFFILIATE" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

     "BUSINESS DAY" has the meaning specified in the Trust Agreement.

     "COMMON SECURITIES" has the meaning specified in the Recitals hereto.

     "CORPORATE TRUST OFFICE" means the office of the Guarantee Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Guarantee is located at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services.

     "COVERED PERSON" means a Holder or beneficial owner of Securities.

     "GLOBAL SECURITY" means a fully registered, global Preferred Security representing the Trust Preferred Securities.

     "GUARANTEE EVENT OF DEFAULT" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

     "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Securities to the extent the Trust has sufficient funds available therefor at the time, (ii) the Redemption Price, including all accumulated and unpaid Distributions to the date of redemption, with respect to any Securities called for redemption by the Trust, to the extent the Trust shall have sufficient funds available therefor at the time or (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Notes to the Holders in exchange for Securities as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Securities to the date of payment, to the extent the Trust has sufficient funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution").

     "GUARANTEE TRUSTEE" means The Chase Manhattan Bank, until a successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

     "HOLDER" means any holder of Securities, as registered on the books and records of the Trust; provided, however, that, in determining whether the Holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the Trust Preferred Securities; and provided further that in determining whether the Holders of the requisite liquidation amount of Trust Preferred Securities have voted on any matter provided for in this Guarantee, then for the purpose of such determination only (and not for any other purpose hereunder), if the Trust Preferred Securities remain in the form of one or more Global Certificates (as defined in the Trust Agreement) and if the Depositary which is the holder of such Global Securities has sent an omnibus proxy to the Trust assigning voting rights to Depositary Participants (as defined in the Trust Agreement) to whose accounts the Trust Preferred Securities are credited on the record date, the term "Holders" shall mean such Depositary

Participants acting at the direction of the Beneficial Owners (as defined in the Trust Agreement).

     "INDEMNIFIED PERSON" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

     "INDENTURE" means the Subordinated Note Indenture, dated as of August 1, 1995, by and between Virginia Electric and Power Company and. and The Chase Manhattan Bank as Trustee, as supplemented and amended by a First Supplemental Indenture dated as of August 1, 1995 and as further amended or supplemented by any other indenture supplemental thereto, pursuant to which the Junior Subordinated Notes are to be issued to the Property Trustee as defined in the Trust Agreement.

     "JUNIOR SUBORDINATED Notes" means the series of junior subordinated notes to be issued by Virginia Electric and Power Company designated the "____% Junior Subordinated Notes due ____" held by the Property Trustee as defined in the Trust Agreement.

     "LIST OF HOLDERS" has the meaning assigned to it in Section 2.2 hereof.

     "MAJORITY IN LIQUIDATION AMOUNT" means, except as provided in the terms of the Trust Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Trust Preferred Securities or Holders of outstanding Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class. In determining whether the Holders of the requisite amount of Securities have voted, Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Securities shall be disregarded for the purpose of any such determination.

     "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed on behalf of such Person by two Authorized Officers (as defined in the Trust Agreement) of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee (other than pursuant to Section 314(a)(4) of the Trust Indenture Act) shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer on behalf of such Person in rendering the Officers' Certificate;

     (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such officer acting on behalf of such Person, such condition or covenant has been complied with.

     "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "REDEMPTION PRICE" has the meaning specified in the Trust Agreement.

     "RESPONSIBLE OFFICER" means, with respect to the Guarantee Trustee, any officer with direct responsibility for the administration of this Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "SECURITIES" has the meaning specified in the Recitals hereto.

     "SUCCESSOR GUARANTEE TRUSTEE" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "TRUST AGREEMENT" means the Amended and Restated Trust Agreement, dated as of __________ __, 200_, as amended, modified or supplemented from time to time, among the trustees of the Trust named therein, the Guarantor, as sponsor, and the Holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust.

     "TRUST ENFORCEMENT EVENT" in respect of the Securities means an Event of Default (as defined in the Indenture) has occurred and is continuing in respect of the Junior Subordinated Notes.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

     "TRUST PREFERRED SECURITIES" has the meaning specified in the Recitals hereto, and shall include the Trust Preferred Securities constituting Initial Securities and the Option Trust Preferred Securities.

                                   ARTICLE 2

                              TRUST INDENTURE ACT

                 SECTION 2.1 TRUST INDENTURE ACT; APPLICATION.

     (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 2.2 LISTS OF HOLDERS OF SECURITIES.

     (a) The Guarantor shall provide the Guarantee Trustee (i) except while the Trust Preferred Securities are represented by one or more Global Securities at least one Business Day prior to the date for payment of Distributions, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of the record date relating to the payment of such Distributions, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Guarantee Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Guarantee Trustee, excluding from any such list names and addresses received by the Guarantee Trustee in its capacity as Security Registrar; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

     SECTION 2.3 REPORTS BY GUARANTEE TRUSTEE. Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Securities), the Guarantee Trustee shall provide to the Holders of the Securities such reports as are required by Section 313(a) of the Trust Indenture Act (if any) in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act. The Guarantor shall promptly notify the Guarantee Trustee when the Securities are listed on any stock exchange.

     SECTION 2.4 PERIODIC REPORTS TO GUARANTEE TRUSTEE. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314(a) (if any) of the Trust Indenture Act and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a) of the Trust Indenture Act, provided that such compliance certificate shall be delivered on or before 120 days after the end of each calendar year of the Guarantor.

     SECTION 2.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officers' Certificate.

     SECTION 2.6 GUARANTEE EVENT OF DEFAULT; WAIVER. The Holders of a Majority in Liquidation Amount of the Securities may, by vote or written consent, on behalf of the Holders of all of the Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

     SECTION 2.7 GUARANTEE EVENT OF DEFAULT; NOTICE.

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all such Guarantee Events of Default, unless such defaults have been cured before the giving of such notice; provided, that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Guarantee Trustee shall have received written notice thereof from the Guarantor or a Holder or a Responsible Officer of the Guarantee Trustee charged with the administration of this Guarantee shall have obtained actual knowledge thereof.

     SECTION 2.8 CONFLICTING INTERESTS. The Trust Agreement, the Amended and Restated Trust Agreement of Virginia Power Capital Trust I dated as of August 31, 1995, among the Guarantor, as Depositor, The Chase Manhattan Bank (formerly known as Chemical Bank), as Property Trustee, Chase Manhattan Bank Delaware (formerly known as Chemical Bank Delaware), as Delaware Trustee and the

Administrative Trustees named therein, and the Guarantee Agreement, relating to Virginia Power Corporate Trust I dated as of August 31, 1995, between the Guarantor and The Chase Manhattan Bank (formerly known as Chemical Bank), as Guarantee Trustee shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

     SECTION 2.9 DISCLOSURE OF INFORMATION. The disclosure of information as to the names and addresses of the Holders of the Securities in accordance with
Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.

     SECTION 2.10 GUARANTEE TRUSTEE MAY FILE PROOFS OF CLAIM. Upon the occurrence of a Guarantee Event of Default, the Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

                                   ARTICLE 3

                         POWERS, DUTIES AND RIGHTS OF
                               GUARANTEE TRUSTEE

     SECTION 3.1 POWERS AND DUTIES OF GUARANTEE TRUSTEE.

     (a) This Guarantee shall be held by the Guarantee Trustee on behalf of the Trust for the benefit of the Holders of the Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee in and to this Guarantee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyance documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If a Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall be entitled to enforce this Guarantee for the benefit of the Holders of the Securities.

     (c) The Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

          (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or if the Guarantee Trustee shall have reasonable grounds for believing that an indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it under the terms of this Guarantee.

     SECTION 3.2 CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

     (a) Subject to the provisions of Section 3.1:

          (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate;

          (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

          (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration or any instrument (or any rerecording, refiling or re-registration thereof);

          (v) The Guarantee Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction;

          (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee in the manner provided by Section 3.1(c);

          (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action; and

          (x) Whenever in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request written instructions from the Holders of a Majority in Liquidation Amount of the Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (C) shall be protected in conclusively relying on or acting in accordance with such written instructions.

     (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent to act in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

     SECTION 3.3  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE.

     The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee.


                                   ARTICLE 4

                               GUARANTEE TRUSTEE

     SECTION 4.1  GUARANTEE TRUSTEE; ELIGIBILITY.

     (a)  There shall be at all times a Guarantee Trustee which shall:

               (i)  not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

     SECTION 4.2  APPOINTMENT, REMOVAL AND RESIGNATION OF GUARANTEE TRUSTEE.

     (a) Subject to Section 4.2(b), unless a Guarantee Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed with or without cause at any time by the Guarantor. If a Guarantee Event of Default has occurred and is continuing, the Guarantee Trustee may be appointed or removed by the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities.

     (b)  The Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

     (c) The Guarantee Trustee appointed to office shall hold such office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the removed or resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

     (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

     (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts owing for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.


                                   ARTICLE 5

                                   GUARANTEE

     SECTION 5.1  GUARANTEE.

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to (i) extend the interest payment period on the Junior Subordinated Notes pursuant to Section 4.1 of the Second Supplemental Indenture thereto and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extension Period (as defined in the certificate evidencing the Junior Subordinated Notes) with respect to the Distributions (as defined in the Trust Agreement) on the Securities and (ii) change the maturity date of the Junior Subordinated Notes to the extent permitted by the Indenture.

     SECTION 5.2  WAIVER OF NOTICE AND DEMAND.

     The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.3  OBLIGATIONS NOT AFFECTED.

     The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of, the Guarantor:

     (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Trust;

     (b) The extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Junior Subordinated Notes or any change to the maturity date of the Junior Subordinated Notes permitted by the Indenture);

     (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

     (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the a sets of the Trust;

     (e)  Any invalidity of, or defect or deficiency in, the Securities;

     (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Guarantee Trustee or the Holders to give notice to, or obtain consent of the Guarantor or any other Person with respect to the happening of any of the foregoing.

     No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

     SECTION 5.4  RIGHTS OF HOLDERS.

     (a) The Holders of at least a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee, provided, that, subject to Section 3.1, the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Guarantee Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Guarantee Trustee shall determine that the action or proceedings so directed would involve the Guarantee Trustee in personal liability.

     (b) If the Guarantee Trustee fails to enforce this Guarantee, then any Holder of Securities may, subject to the subordination provisions of Section 6.2, institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, if the Guarantor has failed to make a Guarantee Payment, a Holder of Securities may, subject to the subordination provisions of Section 6.2, directly institute a proceeding against the Guarantor for enforcement of the Guarantee for such payment to the Holder of the Securities of the principal of or interest on the Junior Subordinated Notes on or after the respective due dates specified in the Junior Subordinated Notes, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Securities. The Guarantor hereby waives any right or remedy to require that any action on this Guarantee be brought first against the Trust or any other person or entity before proceeding directly against the Guarantor.

     SECTION 5.5  GUARANTEE OF PAYMENT.

     This Guarantee creates a guarantee of payment and not of collection.

     SECTION 5.6  SUBROGATION.

     The Guarantor shall be subrogated to all (if any) rights of the Holders of Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantee Trustee for the benefit of the Holders.

     SECTION 5.7  INDEPENDENT OBLIGATIONS.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.


                                   ARTICLE 6

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 6.1  LIMITATION OF TRANSACTIONS.

     So long as any Securities remain outstanding, if (i) there shall have occurred an event of default under the Indenture with respect to the Junior Subordinated Notes, (ii) there shall be a Guarantee Event of Default or (iii) the Guarantor shall have given notice of its election of an Extension Period as provided in the certificate evidencing the Junior Subordinated Notes and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Guarantor shall not, and shall not permit any subsidiary of the Guarantor, to (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor that rank on a parity with or junior in interest to the Junior Subordinated Notes or make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks on a parity with or junior in interest to the Junior Subordinated Notes (other than (a) dividends or distributions in common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans).

     SECTION 6.2  RANKING.

     This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company (as defined in the Indenture) of the Guarantor in the same manner and to the same extent as set forth in Article Thirteen of the Indenture.

     SECTION 6.3  SUBORDINATION OF COMMON SECURITIES.

     If a Trust Enforcement Event has occurred and is continuing under the Trust Agreement, the rights of the holders of the Common Securities to receive Guarantee Payments hereunder shall be subordinated to the rights of the Holders of the Trust Preferred Securities to receive Guarantee Payments under this Guarantee.


                                   ARTICLE 7

                                  TERMINATION

     SECTION 7.1  TERMINATION.

     This Guarantee shall terminate upon (i) full payment of the Redemption Price of all Securities, (ii) distribution of the Junior Subordinated Notes to the Holders of all the Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Securities must restore payment of any sums paid under the Securities or under this Guarantee.

                                   ARTICLE 8

                                INDEMNIFICATION

     SECTION 8.1  EXCULPATION.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

     SECTION 8.2  COMPENSATION, EXPENSES AND INDEMNIFICATION.

     (a) The Guarantor agrees to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances (including the reasonable fees and expenses of its attorneys and agents) incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee.

     (b) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     (c) The obligations of the Guarantor under this Section 8.2 shall survive the termination of this Guarantee.

                                   ARTICLE 9

                                 MISCELLANEOUS

     SECTION 9.1  SUCCESSORS AND ASSIGNS.

     All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding. Except in connection with a consolidation, merger, sale or conveyance involving the Guarantor that is permitted by Article Eight of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

     SECTION 9.2  AMENDMENTS.

     Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee may not be amended without the prior approval of the Holders of at least a Majority in Liquidation Amount of the Securities. The provisions of Section 11.2 of the Trust Agreement with respect to meetings of, and action by written consent of, the Holders of the Securities apply to the giving of such approval.

     SECTION 9.3  NOTICES.

     All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered by hand, telecopied or mailed by registered or certified mail, as follows:

     (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Securities):

          The Chase Manhattan Bank
          450 West 33rd Street
          New York, New York 10001
          Attention: Capital Markets Fiduciary Services
          Fax: (212) 946-8159/60

     (b) If given to the Guarantor, at the Guarantor's mailing addresses set forth below (or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Securities):

               Virginia Electric and Power Company
               One James River Plaza
               701 East Cary Street
               Richmond, VA 23219

     (c) If given to any Holder of Securities, at the address set forth on the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.4  BENEFIT.

     This Guarantee is solely for the benefit of the Holders of the Securities and, subject to Section 3.1(a), is not separately transferable from the Securities.

     SECTION 9.5 GOVERNING LAW.

     THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, this Guarantee is executed as of the day and year first above written.

                                   VIRGINIA ELECTRIC POWER COMPANY
                                   as Guarantor


                                   By: _____________________________________
                                   Name:
                                   Title:


                                   THE CHASE MANHATTAN BANK,
                                   as Guarantee Trustee


                                   By: _____________________________________
                                   Name:
                                   Title: